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 Subsidiaries of Omnicare, Inc.
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      The following is a list of subsidiaries of the Company as of December 31,
1996. Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name.

          All of the companies listed below are included in the consolidated financial statements of the Company as of December 31, 1996 and were 100% owned at December 31, 1996, with the exception of Shore Pharmaceutical Providers, Inc., which has outstanding convertible preferred stock held by two individuals.

 Accu-Med Services, Inc. (Delaware, 100%)
 Anderson Medical Services, Inc. (Delaware, 100%)
 Apex Long Term Care Pharmacy, Inc. (Delaware, 100%)
 Beeber Pharmacies, Inc. (Ohio, 100%)
 Care Pharmaceutical Services, Inc. (Delaware, 100%)
 Consulting and Pharmaceutical Services, Inc. (Delaware, 100%) Datascript Corp. (Delaware, 100%)
 Downeast Pharmacy, Inc. (Maine, 100%)
 Pharmacy Long Term Care, Inc. (Maine, 100%)
 Downeast Pharmacy of Bangor, Inc. (Maine, 100%)
 Downeast Pharmacy of Sanford, Inc. (Maine, 100%)
 D&R Pharmaceutical Services, Inc. (Kentucky, 100%)
 Dynatran Computer Systems, Inc. (Delaware, 100%)
 Electra Acquisition Corp. (DBA Prometheus Pharmacy Company)
 (Delaware, 100%)
 Enloe Drugs, Inc. (Delaware, 100%)
 Evergreen Pharmaceutical East, Inc. (Washington, 100%) Evergreen Pharmaceutical, Inc. (Washington, 100%)
 Evergreen Pharmaceutical Supply, Inc. (Washington, 100%) Evergreen Wound Management, Inc. (Delaware, 100%)
 Freed's Pharmacy, Inc. (Delaware, 100%)
 Home Care Pharmacy, Inc. (Delaware, 100%)
 Home Pharmacy Services, Inc. (Missouri, 100%)
 Interlock Pharmacy Systems, Inc. (Missouri, 100%)
 Langsam Health Services, Inc. (DBA Sequoia
   Health Services) (Delaware, 100%)
 Langsam Medical Products, Inc.   (DBA Sequoia
   Medical Products) (Delaware, 100%)
 Lawrence Medical Supply, Inc. (Delaware, 100%)
 Lo-Med Prescription Services, Inc. (Ohio, 100%)
 Managed Healthcare, Inc. (Delaware, 100%)
 Medical Arts Health Care, Inc. (Georgia, 100%)
 MSD Acquisition Corp. (DBA Squire Drugs, Inc.) (Delaware, 100%) North Shore Pharmacy Services, Inc. (Delaware, 100%)
 Northwest Pharmaceutical, Inc. (Delaware, 100%)
 OCR-RA Acquisition Corp. (Delaware, 100%)
 OCR Services Corporation (Delaware, 100%)
 Omnicare Holding Company (Delaware, 100%)
 Omnicare Management Company (Delaware, 100%)
 Pharmacon Corp. (New York, 100%)
 Pharmacy Acquisition, Inc.(DBA Clasen Pharmacy)(Delaware, 100%) Pompton Nursing Home Suppliers, Inc. (Delaware, 100%)
 PRN Pharmaceutical Services, Inc. (Delaware, 100%)
 Robby Acquisition Corp.(DBA Robby Pharmacy
   Service, Inc.)(Delaware, 100%)
 Roeschen's Healthcare Corp. (Wisconsin, 100%)
 Shore Pharmaceutical Providers, Inc. (Delaware, 90%)

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 Specialized Pharmacy Services, Inc. (Michigan, 100%)
 Three Forks Apothecary, Inc. (Kentucky, 100%)
 UC Acquisition Corp. (DBA UniCare, Inc.) (Delaware, 100%)
 Weber Medical Systems, Inc. (Delaware, 100%)
 Westhaven Services Co. (Ohio, 100%)

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